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                                                                    EXHIBIT 10.2

              AGREEMENT WITH RESPECT TO TERMINATION OF EMPLOYMENT

     This Agreement with Respect to Termination of Employment (this "Agreement"), dated as of the 30th day of April, 1998, is by and between APPLIED VOICE RECOGNITION, INC., a Delaware corporation (the "Corporation"), and JANET
E. CARSON, an individual residing in Houston, Texas ("Carson").

                                 W I T N E S S E T H:
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     WHEREAS, Carson is currently employed by the Corporation pursuant to the terms of that certain Employment Agreement between Carson and the Corporation dated as of August 15, 1996 (the "Employment Agreement");

     WHEREAS, the Corporation and Carson have agreed that Carson's employment with the Corporation shall be terminated pursuant to the terms and conditions contained herein; and

     NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein and the recitals of facts set forth above, the truth and accuracy of which are hereby acknowledged and incorporated herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

          1. TERMINATION OF EMPLOYMENT. Notwithstanding anything to the contrary contained in the Employment Agreement, effective as of the close of business on April 30, 1998, the employment of Carson with the Corporation shall be terminated. In connection therewith, Carson shall resign as of that date as Vice President and Secretary of the Corporation, and execution of this Agreement by Carson shall constitute her resignation as Vice President and Secretary of the Corporation as of the close of business on April 30, 1998. While it is anticipated that Carson shall continue her term as a member of the Board of Directors of the Corporation, following the termination of her employment, Carson will no longer be involved in the day-to-day operations of the Corporation, and will not represent the Corporation in any capacity other than as a board member. To the extent that the terms of this Agreement are inconsistent with the terms of the Employment Agreement, the terms of this Agreement shall prevail. Except as modified by this Agreement, the Employment Agreement shall continue in full force and effect and all terms, provisions, covenants, agreements and conditions relating to the period following the Expiration Date (as defined in the Employment Agreement) are and shall remain unchanged.

          2. SEVERANCE COMPENSATION. Immediately upon the execution of this Agreement, the Corporation will deliver to Carson a company check in the amount of Seventy-Five Thousand and No/100 Dollars ($75,000.00). In addition, the Corporation will issue to Carson 45,113 shares of the Corporation's common stock, which amount was determined by employing the same

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formula used during the first quarter of 1998 to provide the Corporation's upper management with additional compensation in the form of common stock, under the same terms and conditions as granted to management at that time. Except as described above, Carson agrees that she shall have no claims against the Corporation arising out of the termination of her employment, and Carson waives any rights and claims, if any, she may have against the Corporation to any severance package or other compensation.

          3.   MUTUAL RELEASES.

          (a) In consideration of the foregoing, Carson does hereby RELEASE, ACQUIT and FOREVER DISCHARGE, the Corporation, for itself and its shareholders, officers, directors, employees, agents and representatives, from any and all claims, liabilities, obligations, indebtedness, demands and causes of action, known or unknown existing as of the date hereof and relating, directly or indirectly to the relationship between the Corporation and Carson, except as may relate to this Agreement and any provisions of the Employment Agreement that by its terms are to continue after the Expiration Date (as defined in the Employment Agreement).

          (b) In consideration of the foregoing, the Corporation does hereby RELEASE, ACQUIT and FOREVER DISCHARGE, Carson, for herself and her successors and assigns, from any and all claims, liabilities, obligations, indebtedness, demands and causes of action, known or unknown existing as of the date hereof and relating, directly or indirectly to the relationship between the Corporation and Carson, except as may relate to this Agreement and any provisions of the Employment Agreement that by its terms are to continue after the Expiration Date (as defined in the Employment Agreement).

          4. NOTICE. Any notice, request, reply, instruction, or other communication provided or permitted in this Agreement must be given in writing and may be served by depositing same in the United States mail in certified or registered form, postage prepaid, return receipt requested.

          If to the Corporation, at:  4615 Post Oak, Suite 111
                                      Houston, Texas 77027

          or, if to Carson, at:       8602 Pasture View Lane
                                      Houston, Texas 77024

or to such other address as may be specified in a notice given in accordance with this paragraph. Unless actual receipt is required by any provision of this Agreement, notice deposited in the United States mail in the manner herein prescribed shall be effective on dispatch.


          5. SEVERABILITY. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court

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of last resort, the Corporation and Carson shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all the remaining provisions of this Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties have executed this Agreement at Houston, Texas, as of the date first above written.

          CORPORATION:             APPLIED VOICE RECOGNITION, INC.
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                                 By:  /s/ Michael J. Wilson
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                                    Michael J. Wilson, Vice Chairman


          CARSON:                    /s/ Janet E. Carson
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                                    JANET E. CARSON


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